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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): OCTOBER 15, 1998


                           NATIONAL DATACOMPUTER, INC.
                 (Name of Small Business Issuer in its Charter)

         DELAWARE                             0-15885                  04-2942832
(State or other jurisdiction of             (Commission               (IRS Employer
incorporation)                              File Number)              Identification No.)

900 MIDDLESEX TURNPIKE, BLDG. 5
BILLERICA, MASSACHUSETTS                                                   01821
(Address of principal executive offices)                                 (Zip Code)

        Registrant's telephone number including area code (978) 663-7677
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ITEM 5.  OTHER EVENTS

On October 15, 1998, the Company received notice from NASDAQ that its Common Stock was delisted from the SmallCap Market and, effective immediately, will trade on the Electronic Bulletin Board. The Company intends to appeal this decision to a NASDAQ appeals panel. The Company anticipates that this appeal process will take several months. There can be no assurance that the Company's Common Stock will be relisted on the SmallCap Market following this appeal. The Company is contesting this decision based on the fact that the Company's net tangible assets and market float at September 30, 1998 exceeded the minimum maintenance requirements established by NASDAQ for continued listing on the NASDAQ SmallCap Market. Prior to such time, the Company's net tangible assets, as reported in its form 10-Q reports for March 31, 1998 and June 30, 1998, were below NASDAQ's minimum maintenance requirements.

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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     NATIONAL DATACOMPUTER, INC.
                                                     (Registrant)


October 19, 1998                                     by: /s/ Malcolm M. Bibby
                                                         --------------------
                                                           Malcolm M. Bibby
                                                           President

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